Exhibit 99.1

KONTOOR BRANDS, INC. COMPLETES SEPARATION FROM VF CORPORATION

●    Creates global lifestyle apparel leader with iconic denim brands

●    Shares to begin trading on NYSE today under ticker symbol “KTB”

GREENSBORO, N.C. – May 23, 2019 – Kontoor Brands, Inc. today announced that it has completed the previously announced separation from VF Corporation and is now a global, independent, publicly traded company, headquartered in Greensboro, N.C. Kontoor Brands shares will begin trading today on the New York Stock Exchange under the ticker symbol “KTB.”

“This is a historic day for everyone connected with Kontoor as we now accelerate to the next stage of our journey as a public company,” said Scott Baxter, President & CEO of Kontoor Brands. “Since the separation from VF was first announced last August, we have planned for this moment, and we are fully prepared to succeed. We are grateful to the VF and Kontoor teams that worked collaboratively to stand-up this terrific organization. We have a historic opportunity ahead of us. We are confident that Kontoor and its brands are positioned for value-creating performance.”

A Global Leader in Lifestyle Apparel

Kontoor is a global lifestyle apparel company, founded with an iconic brand portfolio including two of the world’s most beloved denim brands: Wrangler® and Lee ®. Combined, the Wrangler® and Lee® brands have been denim must-haves for loyal consumers for more than 200 years. Today, the brands have significant global scale and strong relationships with winning retailers and e-commerce platforms.

Strategic Priorities

Kontoor is focused on pursuing five strategic priorities: 1) scaling its advantage in the core denim business; 2) accelerating its positions in high-value segments, channels and geographies; 3) building advantaged positions to reach new consumers; 4) driving an unwavering focus on margin expansion and improving capital efficiency and 5) creating a highly engaged and performance-driven team.

Kontoor is determined to deliver consistent and reliable shareholder returns through solid execution and an efficient long-term Total Shareholder Return (TSR) operating model, underpinned by strong margins and cash flow generation. The long-term TSR model assumes an approximate 5 percent dividend yield, 2-3 percent margin expansion and 1-2 percent revenue growth, equating to 8-10 percent annualized returns. This TSR algorithm does not incorporate share repurchases, M&A or multiple expansion.

Share Distribution

The separation was achieved through the distribution of 100 percent of the shares of Kontoor Brands to holders of VF common stock. VF shareholders entitled to receive the distribution received a book-entry account statement or a credit to their brokerage account reflecting their ownership of Kontoor Brands common stock.

The distribution of Kontoor Brands’ shares was completed after the market close on May 22, 2019, with VF shareholders receiving one share of Kontoor Brands common stock for every seven shares of VF common stock held at the close of business on the record date of May 10, 2019. Fractional shares of Kontoor Brands common stock were not distributed. Any fractional share of Kontoor Brands common stock otherwise issuable to a VF shareholder will be sold in the open market on such shareholder’s behalf, and such shareholder will receive a cash payment for the fractional share based on its pro rata portion of the net cash proceeds from all sales of fractional shares.

As of the completion of the separation, the Kontoor Brands Board of Directors and Executive Leadership Team comprise the following members:

Board of Directors

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Robert Shearer: Serves as Chairman of the Board and has extensive familiarly with Kontoor’s business and the apparel industry, having served as Senior Vice President and Chief Financial Officer of VF from 2005 to 2015.

•

Kathleen Barclay: Has extensive experience in human resource and retail management, including previously serving as Senior Vice President, Human Resources of The Kroger Co. and Vice President, Global Human Resources of General Motors Company.

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Scott Baxter: Serves as President & CEO of Kontoor Brands. Served in various leadership positions with VF, including most recently as Vice President and Group President of Americas West, where he was responsible for overseeing brands such as The North Face® and Vans®, and previously as Group President of VF’s Jeanswear Americas business.

•

Richard Carucci: Is a seasoned leader with experience managing a large global multi-brand company with retail consumers and is a member of VF’s Board of Directors, serving since 2009. Carucci also previously served as President of Yum! Brands, Inc.

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Juliana Chugg: Has experience leading major functions and divisions of large, publicly traded companies and is a member of VF’s Board of Directors, serving since 2009. She previously served as EVP, Chief Brands Officer, Mattel, Inc. and Senior Vice President of General Mills, Inc.

•

Shelley Stewart, Jr.: Has held previous senior-level supply chain and operations positions with leading industrial companies. This includes serving as Chief Procurement Officer at E. I. du Pont de Nemours & Co. and Tyco International plc. and as a board member for Cleco Corporation.

Executive Leadership Team

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Scott Baxter – President & CEO – As the leader of Kontoor Brands, Baxter oversees the company’s business globally, including its strategies and business objectives, and is responsible for delivering sustainable, long-term value creation and total shareholder return.

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Rustin Welton – Vice President & Chief Financial Officer – In this role, Welton has primary responsibility for financial planning, analysis and management, accounting, tax, treasury, internal audit and information technology.

•	Tom Waldron – Vice President & Global Brand President, Wrangler® – Waldron is responsible for the brand’s global business, including marketing, sales and distribution.

•	Chris Waldeck – Vice President & Global Brand President, Lee® – Waldeck is responsible for the brand’s global business, including marketing, sales and distribution.

•

Laurel Krueger – Vice President, General Counsel and Corporate Secretary – Krueger oversees Kontoor’s legal department, with oversight of corporate governance, intellectual property, securities, compliance and other corporate activities.

•	Sara Bland – Vice President, Chief Strategy Officer – Bland is responsible for leading the company’s strategy, innovation, consumer insights and sustainability functions.

•	Scott Deitz – Vice President, Investor & Corporate Relations – Deitz leads government relations, investor relations, corporate communications and philanthropic activities for the company.

•	Randy Fortenberry – Vice President, Global Supply Chain – Fortenberry’s responsibilities include management of Kontoor’s global manufacturing, sourcing and supply chain activities.

•	Scott Shoener – Vice President, Chief Human Resources Officer – In this role, Shoener leads global human resources activities across Kontoor’s organization.

“Our Board of Directors and Executive Leadership Team feature a unique range of management experience, both from within VF and from other leading multi-national companies and global brands. Our team’s depth and breadth of experience and extensive sector knowledge will help to drive the success of our company,” Baxter said. “I look forward to working with this talented group to establish Kontoor as a respected, thriving, independent, publicly traded company.”

Biographies and additional information on the Board of Directors and Executive Leadership Team are available on the Kontoor Brands website: www.KontoorBrands.com

About Kontoor Brands

Kontoor Brands, Inc. (NYSE: KTB) is a global lifestyle apparel company, with a portfolio led by some of the world’s most iconic denim brands: Wrangler®, Lee® and Rock & Republic®. Kontoor designs, manufactures and distributes superior high-quality products that look good and fit right, giving people around the world the freedom and confidence to express themselves. Kontoor Brands is focused on leveraging its global platform, strategic sourcing model and best-in-class supply chain to drive brand growth and deliver long-term value for its stakeholders.

For more information about Kontoor Brands, please visit www.KontoorBrands.com.

Forward-looking Statements

Certain statements included in this release and attachments are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting Kontoor and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of Kontoor to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to: risks associated with Kontoor’s spin off from VF Corporation, including the risk of disruption to Kontoor’s business in connection with the spin-off and that Kontoor could lose revenue as a result of such disruption; the risk that Kontoor does not realize all of the expected benefits of the spin-off; the risk that the spin-off will not be tax-free for U.S. federal income tax purposes; and the risk that there will be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of Kontoor. Other risks for Kontoor includes foreign currency fluctuations; the level of consumer demand for apparel; disruption to distribution systems; reliance on a small number of large customers; the financial strength of customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior, intense competition from online retailers, manufacturing and product innovation; increasing pressure on margins; ability to implement their business strategy; ability to grow their international and direct-to-consumer businesses; each company and its vendors’ ability to maintain the strength and security of information technology systems; the risk that facilities and systems and those of third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; ability to properly collect, use, manage and secure consumer and employee data; stability of manufacturing facilities and foreign suppliers; continued use by suppliers of ethical business practices; ability to accurately forecast demand for products; continuity of members of management; ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by licensees and distributors of the value of Kontoor’s brands; ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; the risk of economic uncertainty associated with the pending exit of the United Kingdom from the European Union (“Brexit”) or any other similar referendums that may be held; and adverse or unexpected weather conditions. More information on potential factors that could affect Kontoor’s financial results is included from time to time in Kontoor’s public reports filed with the Securities and Exchange Commission and Kontoor Brands’ registration statement on Form 10 filed with the Securities and Exchange Commission.

Contacts

Investors:

Eric Tracy, (336) 332-5205

Senior Director, Investor Relations

Eric.Tracy@kontoorbrands.com

Or

Media:

Vanessa McCutchen, (336) 332-5612

Senior Director, Corporate Communications

Vanessa.McCutchen@kontoorbrands.com

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